UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction

of incorporation)

1-34795	93-0786033
(Commission File Number)	(IRS Employer Identification Number)

8005 S.W. Boeckman Road

Wilsonville, OR 97070-7777

(Address of principal executive offices, including Zip Code)

(503) 685-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2011, Mentor Graphics Corporation (the “Company”) issued $253 million aggregate principal amount of 4.00% Convertible Subordinated Debentures due 2031 (the “Debentures”). The terms of the Debentures are governed by an Indenture (the “Indenture”), dated April 4, 2011, by and between the Company and Wilmington Trust Company, as Trustee. A copy of the Indenture, including the form of the Debenture, is attached as Exhibit 4.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture. Additional information pertaining to the Debentures is contained in Items 2.03 and 3.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2011, the Company issued $253 million aggregate principal amount of Debentures. The Debentures are the Company’s general unsecured subordinated obligations and are subordinated in right of payment to all of the Company’s existing and future senior indebtedness. The Debentures are effectively subordinated to any existing and future indebtedness and other liabilities of the Company’s subsidiaries.

The Debentures bear interest at 4.00% per annum. Interest is payable on April 1 and October 1 of each year beginning October 1, 2011 until the maturity date of April 1, 2031. The Debentures rank pari passu with the Company’s outstanding $196.5 million of 6.25% Debentures due 2026, which the Company intends to redeem or repurchase with the net proceeds from the issuance and sale of the Debentures.

The Debentures are convertible upon satisfaction of certain conditions as set forth in the Indenture prior to maturity at an initial conversion rate of 48.6902 shares of the Company’s common stock, no par value (the “Common Stock”), per $1,000 principal amount of Debentures. At the initial conversion rate, the Debentures are convertible for shares of Common Stock at an initial conversion price of approximately $20.54 per share. The conversion rate will be adjusted for certain customary events and will be increased in the case of certain corporate events occurring prior to April 5, 2016 that constitute a “fundamental change” (as defined in the Indenture) of the Company, including a change of control of the Company, under specified circumstances. The Debentures are convertible into cash up to the principal amount of the Debentures and, with respect to any excess conversion value, cash or shares of Common Stock, at the Company’s election.

The Company may not redeem the Debentures prior to April 5, 2016. The Company may redeem some or all of the Debentures for cash on or after April 5, 2016 at the following redemption prices expressed as a percentage of principal amount, plus any accrued and unpaid interest:

Period	Redemption Price
Beginning on April 5, 2016 and ending on March 31, 2017	101.143%
Beginning on April 1, 2017 and ending on March 31, 2018	100.571%
On April 1, 2018 and thereafter	100.000%

The holders of the Debentures have the ability to require the Company to repurchase the Debentures in whole or in part for cash on April 1, 2018, April 1, 2021 and April 1, 2026, and in the event of a “fundamental change” (as defined in the Indenture) of the Company. In each case, the repurchase price will be 100% of the principal amount of the Debentures plus any accrued and unpaid interest.

Certain events are considered “Events of Default,” which may result in the acceleration of the maturity of the Debentures, including:

•

the Company’s failure to pay the principal on any of the Debentures or any redemption price, repurchase price or fundamental change repurchase price when due, whether or not such payment is prevented by the subordination provisions of the Indenture;

•	the Company’s failure to pay an installment of interest on any of the Debentures when due, if the failure continues for 30 days after the due date;

•

the Company’s failure to satisfy its conversion obligations on any of the Debentures upon the exercise of a holder’s conversion right on such Debentures and such failure continues for a period of 15 days (whether or not such payment is prevented by the subordination provisions of the Indenture);

•	the Company’s failure to timely provide notice of a fundamental change;

•

the Company’s failure to comply with any other term, covenant or agreement contained in the Debentures or the Indenture if the failure is not cured within 60 days after receiving written notice of such failure, provided that such notice is given by the trustee or by holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•

a default by the Company or any of its designated subsidiaries in any payment when due under any indebtedness in an aggregate principal amount of $30 million or more that results in the acceleration of such indebtedness, if such acceleration is not rescinded, stayed or annulled within 30 days after receiving written notice thereof from the trustee or by holders of at least 25% in aggregate principal amount of the Debentures then outstanding; and

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its designated subsidiaries.

Item 3.02 Unregistered Sales of Equity Securities.

On April 4, 2011, the Company issued $253 million aggregate principal amount of the Debentures to the initial purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the issuance and sale of the Debentures, after deducting the initial purchasers’ discounts and commissions and the estimated expenses payable by the Company, were approximately $244.9 million.

The Company offered and sold the Debentures to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Debentures and the underlying Common Stock issuable upon conversion of the Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Debentures is contained in Items 1.01 and 2.03 which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated April 4, 2011, between Mentor Graphics Corporation and Wilmington Trust Company, as trustee, including the form of 4.00% Convertible Subordinated Debenture due 2031.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2011	MENTOR GRAPHICS CORPORATION

	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated April 4, 2011, between Mentor Graphics Corporation and Wilmington Trust Company, as trustee, including the form of 4.00% Convertible Subordinated Debenture due 2031.